COLLATERAL AGENCY SUPPLEMENT

This Collateral Agency Supplement, dated as of June 18, 2014 (as amended, supplemented or otherwise modified from time to time, this “Collateral Agency Supplement”), to the Amended and Restated Collateral Agency Agreement, dated as of April 30, 2012 (as heretofore amended, restated, supplemented or otherwise modified, the “Collateral Agency Agreement”), is among GE TF Trust (the “Trust”), GE Title Agent, LLC, as collateral agent (in such capacity, the “Collateral Agent”), General Electric Capital Corporation (together with its permitted successors and assigns, “GECC”), all parties which have heretofore executed a supplement thereto as a Secured Party (each, a “Secured Party” and collectively, the “Secured Parties”) and Citibank, N.A., as Indenture Trustee (“New Secured Party”). Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Collateral Agency Agreement.

WHEREAS, the Trust, GECC, the Collateral Agent and the Secured Parties have entered into the Collateral Agency Agreement and now desire to add an additional party to such Agreement.

NOW, THEREFORE, the parties agree as follows:

Section 1.          Collateral Agency Agreement. New Secured Party hereby acknowledges receipt of a copy of the executed Collateral Agency Agreement. New Secured Party hereby becomes (and is hereby designated by GECC) a Secured Party under the Collateral Agency Agreement. New Secured Party agrees to be bound by the terms thereof and hereby authorizes Collateral Agent to act on its behalf under the Collateral Agency Agreement with respect to its Designated Lease Assets set forth on Schedule I attached hereto.

Section 2.          Notice Addresses. Any notice to be given to New Secured Party shall be sent as set forth in the Collateral Agency Agreement to New Secured Party at the following address:

Citibank, N.A., as Indenture Trustee
388 Greenwich Street, 14th Floor

New York, New York 10013
Attention:         Agency and Trust - GE Equipment Transportation 2014-1

Section 3.          Counterparts. This Collateral Agency Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

Section 4.          GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW).

Section 5.          WAIVER OF JURY TRIAL. EACH PARTY TO THIS SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTION CONTEMPLATED BY THIS SUPPLEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

GE TF TRUST

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity,
but solely as UTI Trustee,
as Administrative Trustee
and as Delaware Trustee

By:	/s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Attorney-In-Fact

GE TITLE AGENT LLC, as Collateral Agent

By:	/s/ Frank B. Bilotta
Name:	Frank B. Bilotta
Title:	Vice President

CITIBANK, N.A., as Indenture Trustee

By:	/s/ Jacqueline Suarez
Name:	Jacqueline Suarez
Title:	Vice President

S-1	Series 2014-1 Collateral Agency Supplement (GEET 2014-1)

Schedule I

(On file with the Servicer)

Sch. I-1